Exhibit 10.2

FIRST AMENDMENT

TO THE NCR NONQUALIFIED EXCESS PLAN

AMENDMENT TO THE NCR NONQUALIFIED EXCESS PLAN (the “Plan”) as restated and in effect January 1, 1996 by NCR Corporation (“NCR”).

WHEREAS, NCR desires to amend the Plan to freeze accruals for all participants other than those in a “grandfathered group”;

WHEREAS, the changes made by this Amendment were approved by the Board of Directors of NCR as of May 17, 2004, and the Senior Vice President, Human Resources was authorized to execute a conforming amendment of the Plan;

NOW, THEREFORE, NCR does hereby amend the Plan, effective September 1, 2004, as follows:

1.	Section 2.1 of ARTICLE II is hereby amended by the addition of the following new paragraph:

Notwithstanding the above, effective September 1, 2004, no new Participants will be added to the Plan.

2.	Section 3.1 of ARTICLE III is hereby amended by the addition of the following new paragraph:

“Notwithstanding the above, effective August 31, 2004, benefit accruals will cease and no additional benefit will accrue for any Participant in the Plan, with the exception of the following Participants who will continue to accrue benefits:

(a)	Participants who (1) were hired prior to September 1, 2004, (2) were age 40 or older as of August 31, 2004, and (3) did not make an election to cease accruals in the NCR Pension Plan and receive an enhanced company matching contribution in the NCR Savings Plan; and

(b)	Participants who were under age 40 as of August 31, 2004, who (1) were hired prior to May 1, 1985, (2) remained continuously employed by the Company since that date, and (3) did not make an election to cease accruals in the NCR Pension Plan and receive an enhanced company matching contribution in the NCR Savings Plan.”

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 17th day of December, 2004.

FOR NCR CORPORATION

By:	/s/ Christine Wallace
Christine Wallace
Senior Vice President, Human Resources